SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): November 27, 2007

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 27, the Board of Directors of Harbin Electric, Inc. (the “Company”) approved the appointment of Ms. Christy Young Shue as Executive Vice President of Finance and Investor Relations of the Company. On November 27, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Shue, which sets forth Ms. Shue’s duties and the terms of her compensation. . The term of the Employment Agreement is for a period of 48 months commencing effective December 15, 2007.. As compensation for Ms. Shue’s services, she will receive a base salary of not less than $100,000 per year. In addition, the Company has agreed to grant options to Ms. Shue to purchase an aggregate of 260,000 shares of the Company's common stock, at an exercise price of $15.60 per share, the closing price of the Company’s common stock on November 26, 2007. These options shall vest over a three year period as follows. One-fifth (1/5) of the options (52,000 shares) shall vest immediately. The remaining options shall vest over a 3-year period, with 13.33% shares vesting on the 180th day of the effective date of the Employment Agreement, December 15, 2007, and the balance vesting thereafter on a semi-annual basis. A copy of the Employment Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Employment Agreement is qualified in its entirety by reference to Exhibit 10.1.

Ms. Shue is currently a Vice President and a senior investor relations consultant at Christensen, an Investor Relations advisory firm, advising U.S. listed Chinese companies on managing capital market related issues including investor relations, corporate governance, disclosure, and investor communications. Prior to joining Christensen, Ms. Shue was Manager, Investor Relations for International Paper, the world’s largest paper and forest products company, serving as one of the company’s spokespersons since 2003 to craft and communicate the company’s messages to the financial community. Ms. Shue also has extensive experience in financial analysis and planning, financial accounting, marketing research, and scientific research, working in various divisions and functions during her career with International Paper. Earlier in her career, Ms. Shue held a position in the Department of Tariff Planning, Customs General Administration, Beijing, China, where she was responsible for authoring industry analysis reports and preparing tariff proposals to submit to the National Tariff Committee to evaluate prices and regulate tariffs on imported foreign goods. Ms. Shue holds a Ph.D. in chemistry from Purdue University and an M.B.A. in finance/international business from the Stern School of Business, New York University. She earned her Bachelor of Science degree from Sichuan University in China.

A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
10.1 Employment Agreement, dated November 27, 2007, by and between the Company and Ms. Christy Young Shue.

99.1 Press release dated November 28, 2007, announcing entry into the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name: Tianfu Yang
Title: Chairman and Chief Executive Officer

Dated: November 30, 2007